Exhibit 10.1
TWELFTH AMENDMENT
THIS TWELFTH AMENDMENT, dated as of August 16, 2023 (this “Amendment”), to the Existing Credit Agreement (as defined below), by and among Orion Engineered Carbons GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany (the “Borrower Representative”) and Goldman Sachs Bank USA, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, pursuant to the Credit Agreement, originally dated as of July 25, 2014, as amended on August 7, 2014, September 29, 2016, May 5, 2017, May 31, 2017, November 2, 2017, May 3, 2018, October 29, 2018, April 10, 2019, September 30, 2021, May 31, 2022 and May 11, 2023 (as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrowers, the Guarantors from time to time party thereto, the several banks, other financial institutions and institutional investors from time to time party thereto (the “Lenders”) and Administrative Agent, the Lenders have agreed to make certain loans and other extensions of credit to the Borrowers.
WHEREAS, pursuant to and in accordance with Section 10.02(b) of the Existing Credit Agreement, the Borrower Representative has requested that the Existing Credit Agreement be amended so as to, among other things, permit the merger of Intermediate Holdings with and into Holdings, with Holdings as the continuing or surviving Person (the “Merger”) and increase certain baskets to support business growth including, in particular, in China.
WHEREAS, the Lenders party hereto are willing, on the terms and subject to the conditions set forth below, to consent to amend certain terms of the Existing Credit Agreement as hereinafter provided on the Twelfth Amendment Effective Date.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement, as amended hereby (the “Amended Credit Agreement”).
SECTION 2. Amendments. On the terms and subject to the satisfaction (or waiver) of the conditions set forth in Section 3 hereof, the Borrower Representative and the Administrative Agent (on behalf of the Required Lenders in accordance with Section 10.02(b)) agree that the Existing Credit Agreement shall be amended on the Twelfth Amendment Effective Date as follows:
(a) Section 1.01 of the Existing Credit Agreement is amended to add the following definition:
“Permitted Merger” means the merger of Intermediate Holdings with and into Holdings, with Holdings as the continuing or surviving Person.
(b) Section 7.01(i) of the Existing Credit Agreement is amended and restated to read in its entirety as follows:
“(i)     Indebtedness of Subsidiaries that are not Loan Parties; provided that the aggregate principal amount at any time outstanding of such Indebtedness shall not exceed €150,000,000”
(c) Section 7.06(q) of the Existing Credit Agreement is amended and restated to read in its entirety as follows:

“(q)    Investments made after the Closing Date by each Borrower and/or any of its Subsidiar-ies in an aggregate amount at any time outstanding not to exceed (i) the greater of €100,000,000 and 4% of Consolidated Total Assets of Parent as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(b) or (c), as applicable plus (ii) in the event that (A) any Loan Party makes any Investment after the Closing Date in any Person that is not a Subsidiary and (B) such Person subsequently becomes a Subsidiary, an amount equal to 100% of the fair market value of such Investment as of the date on which such Person becomes a Subsidiary”
(d) Section 7.07(a) of the Existing Credit Agreement is amended and restated to read in its entirety as follows:
“(a)    (i) Each Borrower may be merged, consolidated or amalgamated with or into any Person, or convey, sell, transfer or otherwise dispose of all or substantially all of its business, assets or property to another Person; provided that (A) such Borrower shall be the surviving Person or (B) (u) the Person formed by or surviving any such merger, consolidation or amalgamation (if other than such Borrower) or to which such conveyance, sale, lease or sublease, transfer or other disposition will have been made (such Borrower or such surviving Person, the “Successor Person”) shall expressly assume all of the obligations of such Borrower under this Agreement and the other Loan Documents to which such Borrower is a party pursuant to a supplement hereto and/or thereto reasonably satisfactory to the Administrative Agent, (v) such Successor Person shall be an entity organized under the laws of the same jurisdiction as such Borrower, (w) no Default or Event of Default then exists or would result therefrom, (x) no adverse tax consequences to the Restricted Group would result therefrom, (y) the security interests in the Collateral of such Borrower shall remain in full force and effect and perfected to the same extent as prior to such merger, consolidation or amalgamation and (z) the Borrower Representative shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions under clauses (u), (v), (w), (x) and (y) of this proviso, (ii) any Subsidiary of the German Borrower may be merged or consolidated or amalgamated with or into, or convey, sell, transfer or otherwise dispose of all or substantially all of its business, assets or property to, the German Borrower or any other Subsidiary; provided that (w) in the case of such a transaction involving the German Borrower, the German Borrower shall be the continuing or surviving Person, (x) in the case of such a transaction involving any Guarantor, either (A) a Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume all of the obligations of such Guarantor under this Agreement and the other Loan Documents to which such Guarantor is a part of pursuant to a supplement hereto or thereto reasonably satisfactory to the Administrative Agent or (B) such transaction shall be treated as an Investment and shall comply with Section 7.06, and (y) in the case of such a transaction involving a Subsidiary, either (A) a Subsidiary shall be the continuing or surviving Person or (B) such transaction shall be treated as an Investment and shall comply with Section 7.06 (other than in reliance on clause (j) thereof) and (iii) pursuant to a Permitted Merger.
(c)    Section 7.15(a) of the Existing Credit Agreement is amended and restated to read in its entirety as follows:
“No Parent Company shall (a) incur any Indebtedness for borrowed money other than (i) the Indebtedness under the Loan Documents, (ii) Guarantees of Indebtedness of any Borrower and a Borrower’s Subsidiaries permitted hereunder, and (iii) Qualified Holding Company Debt; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than (i) the Liens created under the Collateral Documents, (ii) Permitted Liens on the Collateral that are secured on a pari passu or junior basis or junior thereto with the Secured Obligations, so long as such Permitted Liens secure Guarantees permitted under clause (a)(ii) of this Section 7.15(a) and the underlying Indebtedness subject to such Guarantee is permitted to be secured on the same basis pursuant to Section 7.01 and (iii) Liens of the type permitted under Section 7.02 (other than in respect of debt for borrowed money); (c) engage in any business activity or own any material assets other than (i) holding, directly or indirectly, the Capital Stock of the Borrowers and, indirectly, any other subsidiary of the Borrowers; (ii) performing its obligations under the Loan Documents, and other Indebtedness, Liens (including the granting of Liens) and Guarantees permitted under clause (a)(ii) of this Section 7.15(a); (iii) issuing its own Capital Stock (including, for the avoidance of doubt, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of Capital Stock); (iv) filing Tax reports and paying

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Taxes and other customary obligations related thereto in the ordinary course (and contesting any Taxes); (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable Requirements of Law; (vii) effecting the IPO and/or any transaction in connection therewith; (viii) holding Cash and other assets received in connection with Restricted Payments received from, or Investments made by each Borrower and its subsidiaries or contributions to the capital of, or proceeds from the issuance of, Capital Stock of Parent, in each case, pending the application thereof; (ix) providing indemnification for its current or former officers, directors, members of management, managers, employees and advisors or consultants; (x) participating in tax, accounting and other administrative matters; (xi) making Investments contemplated by the Transactions and transactions with respect to any Parent Company that are otherwise specifically permitted or expressly contemplated by Article 7; (xii) complying with applicable Requirements of Law (including with respect to the maintenance of its existence) and activities incidental to the foregoing; (xiii) performing activities incidental to any of the foregoing and (xiv) providing a performance guaranty that constitutes a Standard Securitization Undertaking in connection with a Permitted Securitization; or (d) consolidate or amalgamate with, or merge with or into, any Person, except pursuant to a Permitted Merger.”
SECTION 3. Conditions to Effectiveness of Amendment. The effectiveness of the amendments set forth in Section 2 hereof shall occur on the date of the satisfaction of the following conditions precedent (such date, the “Twelfth Amendment Effective Date”):
(a) the Borrower Representative shall have executed and delivered counterparts to this Amendment to the Administrative Agent;
(b) each of the representations and warranties contained in Section 4 of this Amendment shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Twelfth Amendment Effective Date;
(c) at the time of and immediately after giving effect to this Amendment and the transactions occurring on the Twelfth Amendment Effective Date, no Default or Event of Default exists; and
(d) the Administrative Agent shall have received a certificate dated the Twelfth Amendment Effective Date and signed by a Responsible Officer of the Borrower Representative, confirming compliance with the conditions set forth in Sections 3(b) and 3(c) hereof.
SECTION 4. Representations and Warranties. The Borrower Representative hereby represents and warrants, on and as of the date hereof and the Twelfth Amendment Effective Date, that:
(a) Each of the representations and warranties made by it set forth in Article V of the Existing Credit Agreement or in any other Loan Document are true and correct in all material respects (and in all respects if such representation or warranty is already qualified by materiality) on and as of the Twelfth Amendment Effective Date with the same effect as though made on and as of such date, except (i) to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (and in all respects if such representation or warranty is already qualified by materiality) as of such earlier date and (ii) any reference to the Historical Financial Statements shall be deemed to refer to the most recent financial statements, if any, furnished pursuant to Section 6.01(c) of the Amended Credit Agreement, prior to the Twelfth Amendment Effective Date.
(b) The execution and delivery of this Amendment and the performance of this Amendment and the Amended Credit Agreement are within the Borrower Representative’s corporate or other organizational powers and has been duly authorized by all necessary corporate or other organizational action of the Borrower Representative. This Amendment has been duly executed and delivered by the Borrower Representative and, each of this Amendment and the Amended Credit Agreement is a legal, valid and binding obligation of the Borrower Representative, enforceable in

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accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing.
(c) The execution and delivery of this Amendment by the Borrower Representative and the performance by it of this Amendment and the Amended Credit Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of the Borrower Representative’s Organizational Documents or (ii) any Requirements of Law applicable to the Borrower Representative which, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any Contractual Obligation of the Borrower Representative which in the case of this clause (c) could reasonably be expected to result in a Material Adverse Effect.
SECTION 5. Effects on Loan Documents. Except as specifically amended herein, the Existing Credit Agreement and all other Loan Documents shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Secured Party or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents. The Borrower Representative and the other parties hereto acknowledge and agree that, on and after the Twelfth Amendment Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents. On and after the effectiveness of this Amendment, each reference in any Loan Document to “the Credit Agreement” shall mean and be a reference to the Amended Credit Agreement and each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Credit Agreement.
SECTION 6. Non-Reliance on Agents. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment. Each Lender also acknowledges that it will, independently and without reliance upon either the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Amendment, the Amended Credit Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or its Related Parties.
SECTION 7. Acknowledgment; Other Agreements.
(a) Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party, the Borrower Representative on behalf of itself and each other Loan Party (i) acknowledges and agrees that all of its and each other Loan Party’s obligations under the Loan Guaranty set out in Article XII of the Amended Credit Agreement and the other Collateral Documents to which the Borrower Representative and each other Loan Party are party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by itself and each other Loan Party to (x) the Collateral Agent for the benefit of the Secured Parties or (y) the Secured Parties in their capacities as such (or any of them) and reaffirms the Loan Guaranty made pursuant to the Amended Credit Agreement and (iii) acknowledges and agrees that the grants of security interests by and the Loan Guaranty of the Borrower Representative and each other Loan Party contained in the Amended Credit Agreement and the other Collateral Documents are, and shall remain, in full force and effect after giving

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effect to this Twelfth Amendment to the Credit Agreement. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Existing Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby. The Borrower Representative on behalf of itself and each other Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Borrower Representative and each other Guarantor is not required by the terms of the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document to consent to the amendment to the Existing Credit Agreement effected pursuant to this Amendment, (ii) nothing in the Existing Credit Agreement, the Amended Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of the Borrower Representative and each other Guarantor to any future amendments to the Amended Credit Agreement and (iii) the acknowledgements and reaffirmations set forth in this Section 7 shall become valid and binding obligations of the Borrower Representative and each other Guarantor a moment in time prior to the amendments set forth in Section 2 hereof.
(b) We confirm our understanding that according to German law the Merger will not have any impact on the share pledge over the shares in the Borrower Representative created under the share pledge agreements dated 24 July 2014, 31 May 2017, 14 December 2017, 24 May 2018, 10 April 2019, 14 January 2022 and 30 May 2022 entered into between, among others, Holdings, Intermediate Holdings, the Borrower Representative and the Collateral Agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Share Pledge Agreements”).
(c) As a matter of utmost precaution (höchst vorsorglich) Holdings confirms and assumes all rights and obligations of Intermediate Holdings in respect of the shares in the Borrower Representative under the Existing Share Pledge Agreements by way of assumption of contract (Vertragsübernahme).
(d) Holdings undertakes, as soon as reasonably practicable following the acquisition of any future shares in the Borrower Representative, to grant to the Collateral Agent a pledge over any such future shares in the Borrower Representative under a share pledge agreement which substantially reflects the terms of the Existing Share Pledge Agreement mutatis mutandis. For the avoidance of doubt, this obligation shall only apply until a security confirmation agreement relating to the Existing Share Pledge Agreements has been entered into.
SECTION 8. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES TO BE BOUND BY THE TERMS OF SECTION 10.11 OF THE AMENDED CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.
SECTION 9. Miscellaneous.

(a) This Amendment and the Amended Credit Agreement is binding and enforceable as of the date hereof against each party hereto and thereto and its successors and permitted assigns.
(b) Section 2 of this Amendment shall be effective upon due execution by the Lenders and the Borrower Representative. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Amendment.
(c) To the extent permitted by law, any provision of this Amendment or the Amended Credit Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without

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affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(d) Each of the parties hereto hereby agrees that Sections 10.10(b), 10.10(c), 10.10(d) and 10.11 of the Amended Credit Agreement are incorporated by reference herein, mutatis mutandis, and shall have the same force and effect with respect to this Amendment as if originally set forth herein.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

ORION ENGINEERED CARBONS GMBH as Borrower Representative
By:

Name: Sandra Niewiem
Title: Managing Director

By:

Name: Dr. Christian Eggert
Title: Managing Director

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ORION ENGINEERED CARBONS HOLDINGS GMBH as Holdings
By:

Name: Sandra Niewiem
Title: Managing Director

By:

Name: Dr. Christian Eggert
Title: Managing Director
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GOLDMAN SACHS BANK USA as Administrative Agent
By:

Name: Luke Qiu
Title: Authorized Signatory

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ANNEX I
LENDER CONSENT TO TWELFTH AMENDMENT
     LENDER CONSENT (this “Lender Consent”) to the Twelfth Amendment to Credit Agreement dated as of August ___, 2023 (the “Twelfth Amendment”), by and among the Borrower Representative (as defined below), and the Administrative Agent (as defined below), to the Credit Agreement, originally dated as of July 25, 2014, as amended on August 7, 2014, September 29, 2016, May 5, 2017, May 31, 2017, November 2, 2017, May 3, 2018, October 29, 2018, April 10, 2019, September 30, 2021, May 31, 2022 and May 11, 2023 (as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among Orion Engineered Carbons GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany (the “Borrower Representative”), the other Loan Parties named therein, each Lender party thereto and Goldman Sachs Bank USA, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”). All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement or the Twelfth Amendment, as applicable.
The undersigned Lender hereby irrevocably and unconditionally approves of and consents to the Twelfth Amendment.

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[NAME OF LENDER]

By: ______________________________________
Name:
Title:

If a second signature is necessary:

By: ______________________________________
Name:
Title: